SECOND RESTATED

                       CODE OF BYLAWS

                             OF

                INTERNATIONAL GAME TECHNOLOGY

                          ARTICLE I

                       IDENTIFICATION

     Section l.0l. Name. The name of the Corporation is INTERNATIONAL GAME TECHNOLOGY.

     Section l.02. Principal Office and Resident Agent. The address of the principal office of the corporation is 520 South
Rock Boulevard, Reno, Nevada 89502; and the name of the resident agent at this address is Raymond D. Pike.

     Section l.03. Fiscal Year. The fiscal year of the corporation shall begin on the lst day of October in each year and end on the 30th day of September next following.


                         ARTICLE II

                        CAPITAL STOCK

     Section 2.0l. Issuance of Shares. The Capital Stock may be issued for labor, services, personal property, real estate or leases thereof or for money from time to time by the Board of Directors. Treasury shares may be disposed of by the corporation for such consideration as aforesaid from time to time by the Board of Directors.

     Section 2.02. Payment of Shares. The consideration for the issuance of shares may be paid, in whole or in part, in money, in other property, as aforesaid, or in labor or services actually performed for the corporation. When payment of the consideration for which shares are to be issued shall have been received by the corporation, such shares shall be deemed to be fully paid and nonassessable. Future services shall not constitute payment or part payment for shares of the corporation. In the absence of fraud in the transaction, the judgment of the Board of Directors as to the value of the consideration received for shares shall be conclusive. No certificate shall be issued for any share until the share is fully paid.

     Section 2.03. Certificates Representing Shares. Each holder of the Capital Stock of the corporation shall be entitled to a certificate signed by the President or a Vice President and the Secretary or an Assistant Secretary of theCorporation, certifying the number of shares owned by him in the Corporation.

     Section 2.04. Transfer of Stock. The corporation shall register a transfer of a stock certificate presented to it for transfer if:

          Clause (a) Endorsement. The certificate is properly endorsed by the registered holder or by his duly authorized attorney;

          Clause (b) Witnessing. The endorsement or endorsements are witnessed by one witness unless this requirement is waived by the Secretary of the corporation;

          Clause (c) Adverse Claims. The corporation has no notice of any adverse claims or has discharged any duty to inquiry into any such claims;

          Clause (d) Collection of Taxes. There has been compliance with any applicable law relating to the collection of taxes;

          Clause (e) Regulatory Approvals. All necessary approvals of appropriate regulatory agencies have been obtained. All licensing and investigatory fees associated with obtaining the necessary approvals of all appropriate regulatory agencies shall be borne by the transferee and not the corporation; except that in the event the transferee is an officer, Director or employee of the corporation or any subsidiary of the corporation, the corporation shall pay such licensee and investigatory fees for the officer, Director of employee.


                         ARTICLE III

                      THE SHAREHOLDERS

     Section 3.0l.  Place of Meetings.  Meetings of the
Shareholders of the corporation shall be held at the principal office of the corporation, 520 South Rock Boulevard, Reno, Nevada, 89502, or at any other place within or without the State of Nevada as may be designated in the notice thereof.

     Section 3.02. Annual Meetings. The annual meeting of the Shareholders shall be held each year at the principal office of the Corporation at the hour of l0:00 a.m. on February l6 of each calendar year if this day is a weekday and is not a legal holiday, and if this day is not a weekday or is a holiday, then on the first following day that is a weekday and is not a legal holiday. Failure to hold the annual meeting at the designated time shall not cause a forfeiture or dissolution of the Corporation.

     Section 3.03. Special Meeting. Special meetings of the Shareholders may be called by the President, the Board of Directors, or by the Secretary at the written request (stating the purpose or purposes for which the meeting is called) of the holders of not less than one-tenth of all the shares entitled to vote at the meeting.

     Section 3.04. Notice of Meetings; Waiver. Written notice stating the place, day, and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten (l0) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or persons calling the meeting, to each registered holder entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the registered holder at his address as it appears on the stock transfer books of the corporation, with postage on it prepaid. Waiver by a Shareholder in writing of notice of a Shareholders' meeting shall constitute a waiver of notice of the meeting, whether executed and/or delivered before or after such meeting.

     Section 3.05. Quorum. One third (33-l/3%) of the Shareholders entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the Shareholders. The Shareholders present at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough Shareholders to leave less than a quorum. The act of the majority of the Shareholders entitled to vote at a meeting at which a quorum is present shall be the act of the Shareholders, unless a greater number is required by applicable law.

     Section 3.06. Proxies. A Shareholder may vote either in person or by proxy executed in writing by the Shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after six months from the date of its execution, unless otherwise provided in the proxy.


                         ARTICLE IV

                   THE BOARD OF DIRECTORS

     Section 4.01. Number and Qualifications. The business and affairs of the corporation shall be managed by a board of four (4) directors, two (2) of whom shall be independent directors. The number of directors may be increased or decreased from time to time and at any time by the Board of Directors by a resolution making specific reference to this Section 4.0l of the Bylaws.

     Section 4.02. Election. Members of the initial Board of Directors shall hold office until the first annual meeting of Shareholders and until their successors shall have been elected and qualified. At the first annual meeting of Shareholders and at each annual meeting thereafter, the Shareholders shall elect Directors to hold office until the next succeeding annual meeting. Each Director shall hold office for a term for which he is qualified. Notwithstanding anything herein to the contrary, any Director may be removed from office at any time by the vote or written consent of Shareholders representing not less than two-thirds of the issued and outstanding stock entitled to vote.

     Section 4.03. Vacancies. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of the majority of the remaining Directors though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, subject to removal as aforesaid.

     Section 4.04.  Place of Meeting.  Meetings of the Board of
Directors, annual, regular or special, may be held either within or without the State of Nevada.

     Section 4.05. Annual Meetings. Immediately after the annual meeting of the Shareholders, the Board of Directors shall meet each year for the purpose of organization, election of officers, and consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for this annual meeting shall be necessary.

     Section 4.06. Other Meetings. Other meetings of the Board of Directors may be held upon notice by letter, telegram, cable, or radiogram, delivered for transmission not later than during the third day immediately preceding the day for the meeting, or by word of mouth, telephone, or radiophone received not later than during the second day preceding the day for the meeting, upon the call of the President or Secretary of the corporation at any place within or without the State of Nevada. Notice of any meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to the notice, whether before or after the time of the meeting. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.


     Section 4.07. Quorum. A majority of the number of Directors holding office shall constitute a quorum for the transaction of business. The act of the majority of the Directors holding office shall constitute a quorum for the transaction of business. The act of the majority of the Directors present at a meeting at which a quorum has been achieved shall be the act of the Board of Directors unless the act of a greater number is required by applicable law.

     Section 4.08. Action Without A Meeting. Any action that may be taken at a meeting of the Directors, or a committee, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors or all of the members of the committee, as the case may be.

     Section 4.09. Loans. The Board of Directors shall have the following power with respect to the lending of funds:

          Clause (a) Loan of Funds, Generally. To lend money in furtherance of any of the purposes of the corporation; to invest the funds of the corporation from time to time; and to take and hold any property as security for the payment of funds so loaned or invested; but to make no loans secured by the shares of the corporation.

          Clause (b) Loan to Employees. To lend money to its employees, other than its officers and Directors, and to otherwise assist its employees, officers, and Directors; but to make no loans secured by the shares of the corporation.

     Section 4.10.  Indemnification of Directors and Officers.

     (a) Policy. It is the policy and intention of the corporation to provide to its officers and directors broad and comprehensive indemnification from liability to the full extent permitted by law.

     (b) Right to Indemnification. Each person who was or is a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is an alleged action or inaction in an official capacity or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the fullest extent permitted by the laws of Nevada, as the same exist or may hereafter be amended, against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (c) hereof, the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if Nevada law requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article or otherwise. The corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the corporation with the same scope and effect as the foregoing indemnification of directors and officers.

     (c)  Right of Claimant to Bring Suit.  If a claim under this
     Article is not paid in full by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Nevada law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he or she has met such standard of conduct, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its shareholders) that the claimant has not met such standard of conduct, shall be a defense to the action or create a presumption that the claimant has failed to meet such standard of conduct.

     (d) Non-Exclusivity of Rights. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, Bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

     (e) Insurance. The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or other corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under Nevada law.

     (f) Expenses as a Witness. To the extent that any director, officer, employee or agent of the corporation is by reason of such position, or a position with another entity at the request of the corporation, a witness in any action, suit or proceeding, he or she shall be indemnified against all costs and expenses actually and reasonably incurred by him or her or on his or her behalf in connection therewith.

     (g) Indemnity Agreement. The corporation may enter into agreements with any director, officer, employee or agent of the corporation to the fullest extent permitted by Nevada law.

     (h) Effect of Repeal or Modification. Any repeal or modification of this Section 4 shall not result in any liability for a director with respect to any action or omission occurring prior to such repeal or modification.


                         SECTION V

                        THE OFFICERS

     Section 5.0l. Officers. The officers of the corporation shall consist of a President, Vice President, Secretary, Treasurer, and such other officers and assistant officers and agents as may be deemed necessary by the Board of Directors at its annual meeting. Officers need not be Directors of the corporation. Each officer so elected shall hold office until his successor is elected and qualified, but shall be subject to removal at any time by the vote or written consent of a majority of the Directors.

     Section 5.02. Vacancies. Whenever any vacancies shall occur in any office by death, resignation, increase in the number of officers of the corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until his successor is elected and qualified, subject to removal as aforesaid.

     Section 5.03. The Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the Directors, discharge all duties incumbent upon the presiding officer, and perform such other duties as the Board of Directors may prescribe.

     Section 5.04. The President. The President shall have active executive management of the operations of the corporation, subject, however, to the control of the Board of Directors. He shall preside at all meetings of Shareholders, discharge all the duties incumbent upon a presiding officer, and perform such other duties as this Code of Bylaws provides or the Board of Directors may prescribe. The President shall have full authority to execute proxies in behalf of the corporation. To vote stock owned by it in any other corporation, and to execute powers of attorney appointing other corporation, partnerships, or individuals the agent of the corporation.

     Section 5.05. The Vice President. The Vice President shall perform all duties incumbent upon the President during the absence or disability of the President, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

     Section 5.06. The Secretary. The Secretary shall attend all meetings of the Shareholders and of the Board of Directors, and shall keep a true and complete record of the proceedings of these meetings. He shall be custodian of the records of the corporation. He shall attend to the giving of all notices and shall perform other duties as this Code of Bylaws may provide or the Board of Directors may prescribe.

     Section 5.07. The Treasurer. The Treasurer shall keep correct and complete records of account, showing accurately at all times the financial condition of the corporation. He shall be the legal custodian of all moneys, notes, securities, and other valuables that may from time to time come into the possession of the corporation. He shall immediately deposit all funds of the corporation coming into his hands in some reliable bank or other depository to be designated by the Board of Directors, and shall keep this bank account in the name of the corporation. He shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the corporation, and shall perform such other duties as this Code of Bylaws may provide or the Board of Directors may prescribe. The Treasurer may be required to furnish bond in such amount as shall be determined by the Board of Directors.

     Section 5.08. Transfer of Authority. In case of the absence of any officer of the corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may transfer the powers or duties of that officer to any other officer or to any Director or employee of the corporation, provided a majority of the full Board of Directors concurs.


                         ARTICLE VI

                   SPECIAL CORPORATE ACTS

     Negotiable Instruments, Deeds, and Contracts. All checks, drafts, notes, bonds, bills of exchange, and orders for the payment of money of the corporation; all deeds, mortgages, and other written contracts and agreements to which the corporation shall be a party; and all assignments or endorsements of stock certificates, registered bonds, or other securities owned by the corporation shall, unless otherwise required by law, be signed by the President and by any one of the following officers who are different persons:
Vice President, Secretary, or Treasurer. The Board of Directors may designate officers or employees of the corporation, other than those named above, who may, in the name of the corporation, sign such instruments; and may authorize the use of facsimile signatures of any of such persons. Any shares of stock issued by any other corporation and owned or controlled by the corporation may be voted at any Shareholders' meeting of the other corporation by the President of the corporation, if he be present; or, in his absence, by the Secretary of the corporation and, in the event both the President and Secretary shall be absent, then by such person as the President of the corporation shall, by duly executed proxy, designate to represent the corporation at such Shareholders' meeting.


                         ARTICLE VII

                         AMENDMENTS

     The power to alter, amend, or repeal this Code of Bylaws, or adopt a new Code of Bylaws, is vested in the Board of Directors, but the affirmative vote of a majority of the Board of Directors holding office shall be necessary to effect any such action.

     I hereby certify that the foregoing Bylaws are a true and correct copy of the Bylaws of International Game Technology as adopted on the 11th day of November, l987.


                              __________________________
                                     Secretary